Execution Version
Exhibit 4(d)
FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 29, 2023 (this “Amendment”), is made by and among ENTERGY CORPORATION, a Delaware corporation (the “Borrower”), each Lender (as defined in the Credit Agreement referred to below) that is party hereto and CITIBANK, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) under the Existing Credit Agreement referred to below.

RECITALS
WHEREAS, the Borrower has entered into that certain Third Amended and Restated Credit Agreement dated as of June 3, 2021, as amended and extended (as in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”), among the Borrower, the Lenders, the LC Issuing Banks and the Administrative Agent;
WHEREAS, the Borrower has requested that the Lenders agree, on the terms and conditions set forth herein, to amend the Existing Credit Agreement on the terms and conditions set forth herein.
WHEREAS, the Lenders and the Administrative Agent are willing to make the amendment requested by the Borrower, subject to the terms and conditions of this Amendment and effective as of the Effective Date (as defined below).
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree and covenant as follows:
1.    Interpretation. Except as otherwise defined in this Amendment, terms defined in the Existing Credit Agreement are used herein (including in the recitals hereof) as defined therein.
2.    Amendments to the Existing Credit Agreement. Upon the Effective Date determined in accordance with Section 4 below, the definitions of “Non-Recourse Debt” and “Significant Subsidiary” in Section 1.01 of the Existing Credit Agreement are hereby amended as set forth below to delete the stricken text in red (indicated in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text in blue (indicated in the same manner as the following example: double-underlined text).
“Non-Recourse Debt” means any Debt of any Subsidiary of the Borrower that does not constitute Debt of the Borrower, any Significant Subsidiary, SERI or Entergy New Orleans.
“Significant Subsidiary” means (i) Entergy Arkansas, Entergy Mississippi, Entergy Louisiana~~,~~ and Entergy Texas ~~and SERI~~; and (ii) any other Domestic Regulated Utility Subsidiary of the Borrower whose: (A) total assets (after intercompany eliminations) exceed 10% of the total assets of the Borrower and its Subsidiaries or (B) net worth exceeds 10% of the Consolidated Net Worth of the Borrower and its Subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of the Borrower and its Subsidiaries. In no event shall

“Significant Subsidiary” include any Domestic Regulated Utility Subsidiary that, as of December 31, 2022~~2020~~, (1) had total assets (after intercompany eliminations) that were 10% or less of the total assets of the Borrower and its Subsidiaries as of such date or (2) had a net worth that was 10% or less of the Consolidated Net Worth of the Borrower and its Subsidiaries as of such date.
3.    Representations and Warranties. The Borrower makes the following representations and warranties to the Lenders:
(a)    the representations and warranties contained in Section 4.01 of the Credit Agreement, which are incorporated by reference herein, mutatis mutandis (with each reference in such representations and warranties to “this Agreement”, “hereunder” and words of like import referring to the Existing Credit Agreement being deemed to be a reference to the Credit Agreement and each reference therein to one or more “Loan Documents” and words of like import being deemed to be a reference that includes this Amendment and the Credit Agreement); provided that the representations and warranties contained in clause (e) of Section 4.01 of the Credit Agreement shall be deemed to refer to the most recent financial statements delivered pursuant to subclauses (i) and (ii) of Section 5.01(c) of the Credit Agreement; provided further that the references in the representations and warranties to “Disclosure Documents” contained in clauses (e) and (f) of Section 4.01 of the Credit Agreement shall be deemed to refer to the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and Current Reports on Form 8-K filed in 2023 prior to the date hereof; and
(b)    SERI’s total assets (after intercompany eliminations) do not exceed 10% of the total assets of the Borrower and its Subsidiaries and (B) SERI’s net worth does not exceed 10% of the Consolidated Net Worth of the Borrower and its Subsidiaries, in each case as shown on the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2022.
4.    Conditions Precedent. The effectiveness of this Amendment, including the amendments in Section 2 above, is subject to satisfaction of each of the following conditions precedent, and the date of such effectiveness shall be the “Effective Date”:
(a)    the Administrative Agent shall have received this Amendment, duly executed by the Borrower and the Majority Lenders on or before the Effective Date;
(b)    the representations and warranties in Section 3 shall be true and correct as of the Effective Date; and
(c)    the receipt by the Administrative Agent and each Lender party hereto of copies of all the Disclosure Documents referred to in clause (a) of Section 3 (it being agreed that such Disclosure Documents will be deemed to have been delivered under this clause (c) if such documents are publicly available on EDGAR or on the Borrower’s website no later than the third Business Day immediately preceding the Effective Date) in form and substance satisfactory to the recipients.
5.    Miscellaneous.
(a)     On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the
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Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment (the Existing Credit Agreement, as so amended, the “Credit Agreement”). For all purposes of the Credit Agreement and the other Loan Documents, this Amendment shall constitute a “Loan Document”.
(b)    Except as specifically provided by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by all of the parties hereto.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)    The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to their rights and responsibilities under this Amendment. The Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Administrative Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Credit Agreement and any other documents to be delivered hereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this clause.
(e)    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(f)    This Amendment shall be subject to the provisions of Section 8.09 (“Consent to Jurisdiction; Waiver of Jury Trial”) of the Credit Agreement, which is incorporated by reference herein, mutatis mutandis.
(g)    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and any certificate or other instrument delivered pursuant to this Amendment, shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in all applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. In addition, if any Lender or the Administrative
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Agent reasonably requests that any party hereto manually execute this Amendment, or any certificate or instrument delivered in connection herewith, that has not been manually executed by such party, such party shall provide a manually executed original to the party making such request promptly following such request.

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTERGY CORPORATION

By:  /s/ Barrett E. Green
Name:  Barrett E. Green
Title:    Vice President and Treasurer

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

CITIBANK, N.A.,
    as Administrative Agent and a Lender

By:       /s/ Richard D. Rivera
    Name: Richard Rivera
    Title:   Vice President

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

JPMORGAN CHASE BANK, N.A.,
    as a Lender

By:       /s/ Khawaja Tariq
    Name: Khawaja Tariq
    Title:   Vice President

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
    as a Lender

By:       /s/ Whitney Shellenberg
    Name: Whitney Shellenberg
    Title:    Vice President

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

BNP PARIBAS,
    as a Lender

By:       /s/ Denis O’Meara
    Name: Denis O’Meara
    Title:   Managing Director

By:       /s/ Victor Padilla
    Name: Victor Padilla
    Title:   Vice President

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

MIZUHO BANK, LTD.,
    as a Lender

By:       /s/ Edward Sacks
    Name: Edward Sacks
    Title:   Authorized Signatory

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

MUFG BANK, LTD.,
    as a Lender

By:       /s/ Matthew Bly
    Name: Matthew Bly
    Title:   Director

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

THE BANK OF NOVA SCOTIA,
    as a Lender

By:       /s/ David Dewar
    Name: David Dewar
    Title:   Director

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

BANK OF AMERICA, N.A.,
    as a Lender

By:       /s/ Jacqueline G. Margetis
    Name: Jacqueline G. Margetis
    Title:   Director

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

GOLDMAN SACHS BANK USA,
    as a Lender

By:       /s/ Andrew B. Vernon
    Name: Andrew Vernon
    Title: Authorized Signature

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

MORGAN STANLEY BANK, N.A.,
    as a Lender

By:       /s/ Michael King
    Name: Michael King
    Title:   Authorized Signatory

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

KEYBANK NATIONAL ASSOCIATION,
    as a Lender

By:       /s/ Lisa A. Ryder
    Name: Lisa A. Ryder
    Title:   Senior Vice President

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

COBANK, ACB,
    as a Lender

By:       /s/ Mike Rehmer
    Name: Mike Rehmer
    Title:   Vice President

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

BARCLAYS BANK PLC,
    as a Lender

By:        /s/ Sydney G. Dennis
    Name: Sydney G. Dennis
    Title:    Director

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

THE BANK OF NEW YORK MELLON,
    as a Lender

By:       /s/ Molly H. Ross
    Name: Molly H. Ross
    Title:   Vice President

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

REGIONS BANK,
    as a Lender

By:       /s/ Daniel Capps
    Name: Daniel Capps
    Title:   Director

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:       /s/ Suela Von Bargen
    Name: Suela Von Bargen
    Title:   Director

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

U.S. BANK NATIONAL ASSOCIATION,
    as a Lender

By:       /s/ John M. Eyerman
    Name: John M. Eyerman
    Title:   Senior Vice President

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

THE NORTHERN TRUST COMPANY,
    as a Lender

By:       /s/ Keith Burson
    Name: Keith L. Burson
    Title:   Senior Vice President

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

HANCOCK WHITNEY BANK,
    as a Lender

By:       /s/ Jennifer Feske
    Name: Jennifer Feske
    Title:   Vice President

[First Amendment to Credit Agreement – Entergy Corporation (2023)]

CAPITAL ONE, NATIONAL ASSOCIATION,
    as a Lender

By:       /s/ Kyle Fontanille
    Name: Kyle Fontanille
    Title:   Vice President

[First Amendment to Credit Agreement – Entergy Corporation (2023)]